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Metris Receivables, Inc.                            Metris Master Trust                                            Monthly Report
Securityholders' Statement                            Series 1999-1                                                      Nov-2002
Section 5.2                                                                   Class A            Class B               Total
(i)  Security Amount ..................................................   500,000,000.00      49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................             0.00                 --                  0.00
(iii)  Security Interest Distributed ..................................       724,220.83                 --            724,220.83
(iv)  Principal Collections ...........................................    22,596,114.67       2,234,780.60         24,830,895.27
(v)  Finance Charge Collections .......................................    10,178,448.44       1,006,659.76         11,185,108.20
       Recoveries .....................................................       381,692.71          37,749.83            419,442.54
       Principal Funding Account Investment Earnings ..................             0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........             0.00               0.00                  0.00
         Total Finance Charge Collections .............................    10,560,141.15       1,044,409.59         11,604,550.74
Total Collections .....................................................    33,156,255.82       3,279,190.19         36,435,446.01
          (vi) Aggregate Amount of Principal Receivables ..............               --                 --      9,878,255,007.12
       Invested Amount (End of Month) .................................   500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................        5.0616227%         0.5006001%            5.5622228%
       Fixed/Floating Allocation Percentage ...........................        5.0616227%         0.5006001%            5.5622228%
       Invested Amount (Beginning of Month) ...........................   500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................               --                 --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........               --                 --                    --
       Current ........................................................               --              81.76%     8,570,202,738.52
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....               --               6.19%       648,912,010.69
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....               --               3.41%       357,961,583.34
       90 Days and Over (60+ Days Contractually Delinquent) ...........               --               8.64%       905,519,298.73
Total Receivables .....................................................               --             100.00%    10,482,595,631.28
             (viii) Aggregate Investor Default Amount .................               --                 --          8,406,308.51
         As a % of Average Daily Invested Amount ......................               --                 --                    --
        (Annualized based on 365 days/year) ...........................               --                 --                 18.61%
(ix)  Charge-Offs .....................................................             0.00               0.00                  0.00
(x)  Servicing Fee ....................................................               --                 --            903,206.38
(xi)  Unreimbursed Redirected Principal Collections ...................               --                 --                  0.00
(xii)  Excess Funding Account Balance .................................               --                 --                  0.00
(xiii)  New Accounts Added ............................................               --                 --                     0
(xiv)  Average Gross Portfolio Yield ..................................               --                 --                 25.70%
         Average Net Portfolio Yield ..................................               --                 --                  7.08%
(xv)  Minimum Base Rate ...............................................               --                 --                  3.74%
        Excess Spread .................................................               --                 --                  3.34%
(xvi)  Principal Funding Account Balance ..............................               --                 --                  0.00
(xvii)  Accumulation Shortfall ........................................               --                 --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period               --                 --             June 2003
        Accumulation Period Length ....................................               --                 --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........               --                 --                  0.00
        Required Reserve Account Amount ...............................               --                 --                  0.00
        Available Reserve Account Amount ..............................               --                 --                  0.00
        Covered Amount ................................................               --                 --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................               --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................               --                 --                  0.00
(xxi)  Policy Claim Amount ............................................               --                 --                  0.00
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